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                                                                   Exhibit 10.06
                             LAND OPTION AGREEMENT

                                AMENDMENT NO. 2


  Amendment No. 2 ("Amendment No. 2") dated as of November 15, 1995 to the Land Option Agreement dated as of August 12, 1988 between Resco Holdings Inc. (successor by merger to Wheelabrator Holdings Inc.), a Delaware corporation (the "Grantee"), and Waste Management, Inc. (formerly known as Waste Management of North America, Inc.), an Illinois corporation (the "Grantor"), as previously amended by Amendment No. 1 thereto dated as of June 12, 1992 between Grantor and Grantee (collectively, the "Land Option Agreement"). All capitalized terms used herein and not otherwise defined shall have the meanings specified therefor in the Land Option Agreement.

  WHEREAS, pursuant to the Land Option Agreement, Grantor granted Grantee an exclusive option to purchase, lease or sublease portions of Landfills to use as sites for constructing, financing and operating Facilities; and

  WHEREAS, due to changes in market conditions affecting waste-to-energy plants which have occurred since 1988, the parties' intent in entering into the Land Option Agreement has not been fully realized; and

  WHEREAS, Grantor and Grantee have determined that it is in their respective best interests to amend the Land Option Agreement as set forth below to afford Grantee greater opportunities to make use of Landfills to use as sites for Facilities; and

  WHEREAS, WMX Technologies, Inc., a Delaware corporation and Grantor's parent, wishes to join in this Amendment No. 2 for the limited purpose of guaranteeing, to the extent provided for herein, Grantee's ability to realize a benefit from the Option;

  NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth below, the parties hereto agree as follows:

  1. Amendment of Recital B to Land Option Agreement. The last sentence of Recital B to the Land Option Agreement is hereby amended and, as so amended, is hereby restated to read as follows:

  "As used in this Agreement, the terms "Current Landfills," "Future Landfills" and "Landfills" shall include any real estate or interest therein owned, leased or otherwise held by Chemical Waste Management, Inc., a Delaware corporation ("CWM") and a wholly-owned subsidiary of WMX Technologies, Inc., a Delaware corporation ("WMX"), or any wholly-owned subsidiary of CWM."

  2.  Amendment of Section 1.3 (Term of Option).  The first sentence of Section
1.3 of the Land Option Agreement is hereby amended and, as so amended, is hereby restated to read as follows:

  "1.3 Term of Option. The Option as to all the Landfills shall expire at 5:00 p.m., Central Standard Time, or Central Daylight Savings Time, as the case may be ("CST"), on December 31, 1995, unless on or before such date and time Grantee pays to Grantor an additional payment (the "Extension Payment") in the amount of $15,000,000, in which event the Option shall expire at 5:00 p.m. CST on December 31, 2020 (said expiration time and date as the same may be extended are collectively referred to herein as the "Expiration Date")."

  3. Amendment of Section 1.4 (Purchase Price or Rental). Section 1.4 of the Land Option Agreement is hereby amended as follows:
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  (a) Section 1.4(b) is hereby amended and, as so amended, is hereby restated in its entirety to read as follows:

  "The base price of an Option Parcel (the "Base Price") shall be the book value per acre for such Option Parcel (including the book value of any improvements situated on the Option Parcel) as reflected in the latest available financial statements of WMX prior to the 30th day prior to the date of the Closing."

 (b) Section 1.4 is hereby further amended by deleting subsection (C) thereof in its entirety.

  4. Addition of Section 2.8 (Schedule of Allocation). The Land Option Agreement is hereby amended by adding the following Section 2.8:

  "Section 2.8 Schedule of Allocation. Upon exercise of a Facility Option in accordance with Section 2.7 hereof, Grantee hereby agrees to allocate at least the portion of the Option specified on Exhibit A attached hereto to the acquired or leased parcel."

  5. Addition of Section 9.10 (Change in Control). The Land Option Agreement is hereby amended by adding the following Section 9.10:

  "Section 9.10 Change in Control. Notwithstanding any other provision of this Agreement to the contrary, the Option shall immediately cease to be exercisable by Grantee as to all the Landfills for the remainder of its term upon the occurrence of a Change in Control. "Change in Control" shall mean the occurrence of any of the following events:

  (i) the Grantee or its parent is merged or consolidated or reorganized into or with another corporation or other legal person other than, in the case of the Grantee, its parent or an affiliate of its parent (an "Acquiror") and as a result of such merger, consolidation or reorganization less than 75% of the outstanding voting securities or other capital interests of the surviving, resulting, or acquiring corporation or other legal person are owned in the aggregate by the stockholders of the Grantee or its parent, as the case may be, directly or indirectly, immediately prior to such merger, consolidation or reorganization, other than the Acquiror or any corporation or other legal person controlling, controlled by or under common control with the Acquiror;

  (ii) the Grantee sells all or substantially all of its business and/or assets to an Acquiror, of which less than 75% of the outstanding voting securities or other capital interests are owned in the aggregate by the stockholders of the Grantee or its parent, directly or indirectly, immediately prior to such sale, other than any corporation or other legal person controlling, controlled by or under common control with the Acquiror;

  (iii) during any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of the Grantee or its parent cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Grantee's or its parent's stockholders, as the case may be, of each new director of the Grantee or its parent, as the case may be, was approved by a vote of at least two-thirds of such directors of the Grantee or its parent, as the case may be, then still in office who were directors of the Grantee or its parent, as the case may be, at the beginning of any such period.

  Notwithstanding the above, any transaction which would otherwise constitute a Change in Control which is approved by a majority of the Board of Directors of the Grantee's parent prior to such transaction will not constitute a Change in Control under this Agreement."

  6. Addition of Section 9.11 (WMX Guarantee). The Land Option Agreement is hereby amended by adding Section 9.11 as follows:
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  "Section 9.11  WMX Guarantee.  Notwithstanding any Change in Control, WMX
hereby guarantees the payment to Grantee of the book value (less related deferred taxes), as reflected in an audited balance sheet of Grantee as of the Expiration Date, of any portion of the Option which, as of the Expiration Date, shall properly remain unallocated to parcels acquired or leased in accordance with the terms of Section 2.8 hereof and Exhibit A attached hereto. Such payment shall be made in cash by WMX to Grantee within 10 days following Grantee's delivery to WMX of the balance sheet hereinabove referred to accompanied by an auditor's report in form and substance reasonably satisfactory to WMX."

  7. Addition of Exhibit A (Schedule of Allocation). The following Schedule of Allocation shall be added to the Land Option Agreement as Exhibit A thereto:

                            "Schedule of Allocation

      Minimum Amount of Option          Type of Facility For Which
      To Be Allocated to Option Parcel  Option Parcel Is Acquired Or Leased
      --------------------------------  -----------------------------------

              $30,000,000/1/            1,500 tons per day solid waste energy
                                        conversion facility/1/

              $    500,000              Any biosolids management or organic
                                        waste composting or pelletizing facility

      /1/ A proportionate amount of the Option shall be allocated at a minimum to solid waste energy conversion facilities with greater or lesser capacities than 1,500 tons per day.

      The minimum portion of the Option which shall be allocated to Facilities not specified above shall be agreed upon by the parties not later than the Closing of the sale or lease of the Option Parcel involved."

  8. Ratification of Agreement. Except as amended hereby, all of the terms and conditions of the Land Option Agreement shall remain in effect, and the Land Option Agreement, as amended by this Amendment No. 2, is hereby in all respects ratified and confirmed.

  IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be executed as of the date first above written.

                                    RESCO HOLDINGS INC.

                                    By:          /s/ Thomas A. Witt
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                                         Vice President

                                    WASTE MANAGEMENT, INC.

                                    By:          /s/ Donald Chappel
                                         ---------------------------------------
                                         Vice President

                                    WMX TECHNOLOGIES, INC.

                                    By:          /s/ Herbert A. Getz
                                         ---------------------------------------
                                         Vice President